STOCK PURCHASE AGREEMENT


     This Stock Purchase Agreement (the "Agreement") is entered into by and between Wholesale On the Net, Inc. ("Seller"), and Wilkerson Consulting, Inc. ("Purchaser").

                                R E C I T A L S :
                                -----------------

     Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 750,000 shares of post-reverse split common stock.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Seller and Purchaser agree as follows:

                                    AGREEMENT

     1. Planned Reverse Split. It is understood and agreed that as soon as is administratively possible, the common stock of Seller will be reverse split on a 1-for-2 basis, which will leave the issued and outstanding stock of Seller as follows:

     500,000 founder shares of common stock (restricted under Rule 144)

     234,150 freely tradeable shares of common stock

     2. Name Change. Simultaneously with the reverse split described above, and in conjunction with this Agreement, Seller will change its name to Wickliffe International Corporation.

     3. Transfer of Shares. At the Closing (as such term is hereinafter defined), following the above described reverse split, Seller agrees to sell and deliver to Purchaser, and Purchaser agrees to purchase from Seller, 750,000 post-reverse split shares of Seller's common stock (restricted under Rule 144).

     4. Purchase Price. The purchase price of the Stock shall be the mark Wickliffe and the Wickliffe logo. Additionally, at the Closing, Purchaser shall transfer and convey one or more hotels to Seller.

     5. Warranties and Representations. Seller warrants and represents to Purchaser that (i) the stock may be issued free and clear of any claim whatsoever by any parties, (ii) Seller has not pledged or encumbered the stock in any manner, (iii) the stock is nonassessable, (iv) Seller has granted no right, warrant, purchase option, or any other right which directly or indirectly affects the stock, and (v) the stock is freely assignable by Seller to Purchaser in accordance with this Agreement.

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     6. Remedies Upon Default.  In the event that Seller should fail to complete the sale of the stock, Purchaser may elect one of the following remedies:

     a.   Purchaser may terminate this Agreement; or

     b.   Enforce specific performance of this Agreement.

     7. Amendment. This Agreement can only be altered, modified, or amended by a written agreement signed by Seller and Purchaser.

     8. Entire Agreement. This Agreement contains the only agreement of Seller and Purchaser with respect to the purchase of the stock and supersedes all prior written or oral agreements, negotiations, understandings, or commitments.

     9. Parties Bound. This Agreement shall be binding upon and inure to the benefit of and be enforceable by Seller and Purchaser, their heirs, executors, administrators, successors, and assigns.

     10. Assignment Rights. Purchaser, in its sole discretion, may assign its rights under this Agreement to any person or persons.

     11. Further Agreements. Seller and Purchaser agree to execute such other and further agreements as are necessary or desirable to effect the intent of this Agreement.

     12. Applicable Law. It is the intention of Seller and Purchaser that the laws of the State of Texas govern the validity of this Agreement, the construction of its terms, the interpretation of the rights and duties of Seller and Purchaser, and the enforcement of this Agreement.

     EXECUTED to be effective as of the 3rd day of April, 2001.


                                           SELLER:
                                           --------



                                           WHOLESALE ON THE NET, INC.
                                           a Nevada corporation


                                           By: /s/ Gary W.  Bell
                                           -------------------------------

                                           Name: Gary W.  Bell
                                           Title:President

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                                           PURCHASER:
                                           -----------


                                           WILKERSON CONSULTING, INC.,
                                           a Nevada corporation


                                           By: /s/ C. Keith Wilkerson, II
                                               ------------------------------
                                              C. Keith Wilkerson, II Trustee for
                                              The Wickliffe Trust